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                                                                    EXHIBIT 10.2

1. Adopted by the Board of Directors on January 31, 1997; approved by the Shareholders on February 3, 1997.

2.       Amended by the Board of Directors on December 11, 1997.


                                 MAXIMUS, INC.

                        1997 DIRECTOR STOCK OPTION PLAN



         The purpose of this 1997 Director Stock Option Plan (the "Plan") of MAXIMUS, Inc. (the "Company") is to attract and retain highly qualified non-employee directors of the Company and to encourage ownership of stock of the Company by such directors so as to provide additional incentives to promote the success of the Company.

1.  ADMINISTRATION OF THE PLAN.

         Grants of stock options under the Plan shall be automatic as provided in Section 6. However, all questions of interpretation with respect to the Plan and options granted under it shall be determined by the Board of Directors of the Company (the "Board") or by a committee consisting of one or more directors appointed by the Board and such determination shall be final and binding upon all persons having an interest in the Plan.

2.  PERSONS ELIGIBLE TO PARTICIPATE IN THE PLAN.

         Each director of the Company who is not an employee of the Company or of any subsidiary of the Company shall be eligible to participate in the Plan unless such director irrevocably elects not to participate.

3.  SHARES SUBJECT TO THE PLAN.

         (a) The aggregate number of shares of the Company's Common Stock which may be optioned under this Plan is 100,000 shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         (b) In the event of a stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change relating to the Company's Common Stock, the maximum aggregate number and kind of shares or securities of the Company as to which options may be granted under this Plan and as to which options then outstanding shall be exercisable, and the exercise price of such options shall be appropriately adjusted so that the proportionate number of shares or other securities as to which options may be granted and the proportionate interest of holders of outstanding options shall be maintained as before the occurrence of such event.
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         (c)  In the event of a consolidation or merger of the Company with another corporation where the Company's shareholders do not own a majority in interest of the surviving or resulting corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company, any deferred exercise period shall be automatically accelerated and each holder of an outstanding option shall be entitled to receive upon exercise and payment in accordance with the terms of the option the same shares, securities or property as he would have been entitled to receive upon the occurrence of such event if he had been, immediately prior to such event, the holder of the number of shares of Common Stock purchasable under his or her option; provided, however, that in lieu of the foregoing the Board may upon written notice to each holder of an outstanding option or right under the Plan, provide that such option or right shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised.

         (d) Whenever options under this Plan lapse or terminate or otherwise become unexercisable the shares of Common Stock which were subject to such options may again be subjected to options under this Plan. The Company shall at all times while this Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Plan.

4.  NON-STATUTORY STOCK OPTIONS.

         All options granted under this Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

5.  FORM OF OPTIONS.

         Options granted hereunder shall be in such form as the Board or any committee appointed pursuant to Section 1 above may from time to time determine.

6.  GRANT OF OPTIONS AND OPTION TERMS.

         (a) AUTOMATIC GRANT OF OPTIONS. Upon (i) the election of any eligible director after the adoption of this Plan by the Board (whether such election is by the Board or shareholders and whether to fill a vacancy or otherwise), (ii) election or re-election of any eligible director at the Company's 1998 annual meeting of shareholders, and (iii) election or re-election at any annual meeting thereafter, each eligible director shall automatically be granted an option (each, an "Option") to purchase 5,000 shares of Common Stock for each year of the term of office for which such director has been elected, treating partial years as full years for this purpose.
Therefore, at each annual meeting occurring at a time the Company has a staggered Board of Directors which are re-elected every three years, Options shall be granted to all eligible directors being elected or re-elected to three year terms to purchase 15,000 shares. No Options shall be granted hereunder after ten years from the date on which this Plan was initially approved and adopted by the Board.

         (b) GRANT OF OPTIONS DATED DECEMBER 11, 1997. Each director granted an Option under this Plan prior to December 11, 1997 shall be granted an Option on December





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11, 1997, to purchase that number of shares of Common Stock which, when aggregated with shares purchasable under all prior Options granted to such director under this Plan, equals the total number of shares such director would have received Options to purchase had this Plan, as amended on December 11, 1997, been in effect the date the directors was first elected to the Board.

         (c) DATE OF GRANT. The "Date of Grant" for Options granted under this Plan shall be the date of election or re-election as a director, or for Options granted pursuant to Section 6(b), December 11, 1997, as the case may be.

         (d) EXERCISE PRICE. The exercise price for each Option granted under this Plan shall be the current fair market value of a share of Common Stock of the Company as determined by the closing price for the Company's Common Stock as reported by the New York Stock Exchange, or the principal exchange on which the Common Stock is then traded, as the case may be, on the last trading day prior to Date of Grant.

         (e) TERM OF OPTION. The term of each option granted under this Plan shall be ten years from the Date of Grant.

         (f) EXERCISABILITY OF OPTIONS. (i) The Options granted under Section 6(a) shall become exercisable with respect to 5,000 shares on the Date of Grant, and if such Option is for more than 5,000 shares, such Option shall become exercisable as to 5,000 shares on the next, or each of the next two annual meetings of shareholders of the Company, as the case may be, (i.e., options to purchase 15,000 shares of Common Stock granted at the 1998 annual meeting will become exercisable with respect to 5,000 shares at each of the Date of Grant, the 1999 and 2000 annual meetings of shareholders), but in all cases if and only if the option holder is a member of the Board at the opening of business on that date.

                 (ii) Any Option granted under Section 6(b) shall become immediately exercisable for that number of shares of Common Stock necessary for the director to hold in aggregate the number of exercisable Options such director would have held had this Plan, as amended on December 11, 1997, been in effect the date such director was first elected to the Board. At the 1998 annual meeting of shareholders, and each subsequent such annual meeting, any then remaining unexercised portion of an Option granted under Section 6(b) shall become exercisable for an amount equal to the difference between five thousand (5,000) and the number of shares for which the option held by the director immediately prior to December 11, 1997 becomes exercisable at such meeting.

         (g) GENERAL EXERCISE TERMS. Directors holding exercisable Options under this Plan who cease to serve as members of the Board may, during their lifetime, exercise the rights they had under such Options at the time they ceased being a director for the full unexpired term of such Option. Any rights that have not yet become exercisable shall terminate upon cessation of membership on the Board. Upon the death of a director, those entitled to do so shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights which were available to the director at the time of his or her death. The rights of the Option holder may be exercised by the holder's guardian or legal representative in the case of disability and by the beneficiary designated by the holder in





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writing delivered to the Company or, if none has been designated, by the holder's estate or his or her transferee on death in accordance with this Plan, in the case of death. Options granted under the Plan shall terminate, and no rights thereunder may be exercised, after the expiration of the applicable exercise period. Notwithstanding the foregoing provisions of this section, no rights under any Options may be exercised after the expiration of ten years from their Date of Grant.

         (h) METHOD OF EXERCISE AND PAYMENT. Options may be exercised only by written notice to the Company at its head office accompanied by payment of the full exercise price for the shares of Common Stock as to which they are exercised. The exercise price shall be paid in cash or by check or in shares of Common Stock of the Company, or in any combination thereof. Shares of Common Stock surrendered in payment of the exercise price shall have been held by the person exercising the option for at least six months, unless otherwise permitted by the Board. The value of shares delivered in payment of the exercise price shall be their fair market value, as determined in accordance with Section 6(c) above, as of the date of exercise. Upon receipt of such notice and payment, the Company shall promptly issue and deliver to the optionee (or other person entitled to exercise the option) a certificate or certificates for the number of shares as to which the exercise is made.

         (i) NON-TRANSFERABILITY. Options granted under this Plan shall not be transferable by the holder thereof otherwise than by will or the laws of descent and distribution and are exercisable during such person's lifetime only by such person or by such person's guardian or legal representative; provided that the Board or any committee appointed by the Board may in its discretion waive such restriction in any case.

7.  LIMITATION OF RIGHTS.

         (a) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an option or any other action taken pursuant to the Plan, shall constitute an agreement or understanding, express or implied, that the Company will retain an option holder as a director for any period of time or at any particular rate of compensation.

         (b) NO SHAREHOLDERS' RIGHTS FOR OPTIONS. A director shall have no rights as a shareholder with respect to the shares covered by options until the date the director exercises such options and pays the exercise price to the Company, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such option is exercised and paid for.

8.  AMENDMENT OR TERMINATION.

         The Board may amend or terminate this Plan at any time. The Board may amend or modify any outstanding option in any respect, provided that the optionee's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the optionee.





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9.  SHAREHOLDER APPROVAL.

         This Plan was approved by the shareholders of the Company on February 3, 1997 and amendments hereto adopted by the Board shall be subject to further shareholder approval only to the extent required by law or the New York Stock Exchange or otherwise deemed advisable by the Board of Directors. In the event such further approval by the shareholders is not obtained, all options granted under this Plan shall be void and without effect.

10.  GOVERNING LAW.

         This Plan shall be governed by and interpreted in accordance with the laws of the Commonwealth of Virginia.





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